REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Centerspace

We have audited the combined statement of revenues and certain expenses of KMS Properties (“KMS”), for the year ended December 31, 2020, and the related notes (the “Financial Statement”).
Management’s responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that is free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenue and certain expenses (described in Note 2) of KMS Properties for the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of matter
We draw attention to Note 2 to the Financial Statement, which describes that the Financial Statement was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Centerspace) and is not intended to be a complete presentation of KMS’ revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ GRANT THORNTON LLP
Minneapolis, MN
November 12, 2021

KMS PROPERTIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	(in thousands)
	Six Months Ended June 30, 2021 (unaudited)	Year Ended December 31, 2020
Revenues
Rental revenue	$16,262	$32,440
Other revenue	1,048	2,508
Total revenues	17,310	34,948

Certain expenses
Property operating expenses	6,333	13,726
Real estate taxes, insurance, and management fee	3,015	6,099
Interest expense	352	862
Total certain expenses	$9,700	$20,687

Revenues in excess of expenses	$7,610	$14,261

The accompanying notes are an integral part of this statement

KMS PROPERTIES
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2021 (Unaudited) and
For the Year Ended December 31, 2020

1.Organization and Description of Business
On September 2, 2021, Centerspace, collectively with its subsidiaries (“Centerspace,” “the Company”), entered into contribution agreements with certain entities managed by KMS Management (collectively, the “Sellers” or “KMS”) under which Centerspace, LP (the “Partnership”), the consolidated operating partnership of Centerspace, would acquire 17 communities (19 real estate assets) (the “KMS Properties”), consisting of 14 apartment communities in Minneapolis, Minnesota and three apartment communities in St. Cloud, Minnesota for an aggregate acquisition cost, including transaction costs, of $368.9 million. The acquired assets are subject to $126.5 million in mortgage liabilities of which $20.0 million was assumed at a rate of 4.31%, with the remaining $106.5 million financed through a $198.9 million Credit Facility. The Sellers were paid in the form of cash and preferred operating partnership units.
2.Basis of Presentation and Significant Accounting Policies
The accompanying statements of revenues and certain expenses (the “Statement”) for the KMS Properties have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K. The Statement includes the combined historical revenues and certain expenses of the KMS Properties, exclusive of items which may not be comparable or directly related to the proposed future operations of the KMS Properties subsequent to the acquisition. Accordingly, the Statement is not representative of the actual operations for the periods presented as they exclude depreciation expense, legal and accounting fees, income tax expense, and certain interest and amortization expenses.
The Statement includes historical financials for the year-ended December 31, 2020 and six months ended June 30, 2021. The KMS Properties have not been acquired from a related party, thus audited financials are presented only for the most recent fiscal year.
The Statement for the six months ended June 30, 2021 is unaudited. In the opinion of Management, the unaudited interim period includes all normal and recurring adjustments necessary for a fair and consistent presentation of the KMS Properties’ results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.
Use of Estimates
The preparation of the Statement in conformity with US GAAP requires management to make estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
Rental revenue is recognized on a straight-line basis over the lease term, which are generally twelve-month terms. Other revenue largely represents utility reimbursement income which is generally recognized as revenue in the period in which the costs are incurred, parking revenue, laundry revenue, and other revenues, which are recognized as earned.
Property Operating Expenses
Property operating expenses represent the direct expenses of operating the properties and consist primarily of repairs and maintenance, utilities, and other operating expenses that are expected to continue in the proposed future operations of the properties.
3.Tenant Concentrations
As of June 30, 2021, no individual residents represented greater than 5% of KMS Properties’ rental revenue.
4.    Commitments and Contingencies
From time to time, KMS Properties is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management does not believe that the impact of such matters will have a material adverse effect on the statements when resolved.

Since March 2020, apartment properties have been impacted by measures taken by local, state and federal authorities to mitigate the impact of COVID-19, such as the Minnesota eviction moratoriums. With the uncertainty resulting from the continued spread of COVID-19, and the novel Delta Variant, the business could be impacted in the coming months.
5.     Subsequent Events
Management has evaluated events and transactions that have occurred through November 12, 2021 the date the Statements of Revenues and Certain Expenses were available to be issued and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the Statements of Revenues and Certain Expenses.